EXHIBIT 10.3

NEGATIVE PLEDGE AGREEMENT

THIS NEGATIVE PLEDGE AGREEMENT (this “Agreement”) is made this 30th day of June, 2008 by iCAD, INC., a corporation organized under the laws of the State of Delaware and having its chief executive office at 98 Spit Brook Road, Nashua, New Hampshire 03062 (the “Borrower”), in favor RBS CITIZENS, N.A., having a banking office at 53 State Street, Boston, Massachusetts 02109 (the “Lender”).

The Borrower has requested that the Lender enter into a certain Loan and Security Agreement with Borrower of even date herewith (as the same may be amended, modified, supplemented, extended or restated from time to time, the “Loan Agreement”) and that Lender agree to make loans and other credits to the Borrower upon the terms and subject to the conditions set forth therein.

Lender has required that Borrower enter into this Agreement as a condition precedent to Lender’s entering into the Loan Agreement.

In order to induce the Lender to enter into the Loan Agreement and to make or continue to make loans and other credits available to the Borrower upon the terms and subject to the conditions set forth therein, and in consideration thereof, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower agrees as follows:

Section 1. Definitions. All capitalized terms used herein or in any certificate, report or other document delivered pursuant hereto shall have the meanings assigned to them below or in the Loan Agreement.

Section 2. Negative Pledge. The Borrower hereby covenants that it shall not create, incur, assume or suffer to exist any Lien, other than Permitted Encumbrances, or any other negative pledge, on or with respect to the Intellectual Property Rights. The Borrower further covenants and agrees that, except for Intellectual Property Rights of little or no value which are no longer used or useful in the business of Borrower, it shall not sell, transfer, assign or otherwise alienate its Intellectual Property Rights, other than for fair consideration in the ordinary course of Borrower’s business, without the prior written consent of Lender which shall not be unreasonably withheld or delayed.

Section 3. Notices. All notices, approvals, requests, demands and other communications hereunder shall be given in accordance with Section 22(g) of the Loan Agreement.

Section 4. Consent to Jurisdiction. Borrower and Lender agree that any action or proceeding to enforce or arising out of this Agreement may be commenced in any court of the Commonwealth of Massachusetts sitting in the counties of Suffolk or Middlesex, or in the District Court of the United States for the District of Massachusetts, and Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and confer personal jurisdiction if served by registered or certified mail to Borrower, or as otherwise provided by the laws of the Commonwealth of Massachusetts or the United States of America.

Section 5. WAIVER OF JURY TRIAL. BORROWER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. Borrower hereby certifies that neither Lender nor any of its representatives, agents or counsel has represented, expressly or otherwise, that Lender would not, in the event of any such suit, action or proceeding, seek to enforce this waiver of right to trial by jury. Borrower acknowledges that Lender has been induced to enter into this Agreement and the Loan Agreement by, among other things, this waiver. Borrower acknowledges that it has read the provisions of this Agreement and in particular, this section; has consulted legal counsel; understands the right it is granting in this Agreement and is waiving in this section in particular; and makes the above waiver knowingly, voluntarily and intentionally.

Section 6. General. This Agreement may not be amended or modified expect by a writing signed by each of the Borrower and Lender. This Agreement shall be binding upon and inure to the benefit of the Borrower and its successors and assigns, and shall be shall be binding upon and inure to the benefit of and be enforceable by the Lender and its successors and assigns; provided that the Borrower may not assign or transfer its rights or obligations hereunder. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, but all of which together shall constitute one agreement. Section headings are for convenience of reference only and are not a part of this Agreement.

IN WITNESS WHEREOF, the Borrower has caused this Agreement to be duly executed as an instrument under seal as of the date first written above.

WITNESS	iCAD, INC.

/s/Annette Heroux	By:	/s/Darlene Deptula-Hicks
Darlene Deptula-Hicks Executive VP of Finance and Chief Financial Officer

ACCEPTED AS OF THE
DATE FIRST ABOVE WRITTEN
RBS CITIZENS, N.A.

By:	/s/Victoria Lazzell
Victoria Lazzell, Sr. Vice President